UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2021

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Board Member

On December 9, 2021, the Board of Directors (the “Board”) of Utz Brands, Inc. (the “Company”), pursuant to a recommendation of the Company’s Nominating and Corporate Governance Committee, approved, effective January 3, 2022 (the “Effective Date”), an increase in the number of members on the Board from ten (10) to eleven (11) members and appointed Pamela Stewart to fill the newly created vacancy resulting from the increase and to serve as an independent director, effective as of the Effective Date, until her successor shall have been duly elected and qualified or until her earlier death, resignation or removal. Ms. Stewart was also appointed to serve on the Compensation Committee of the Board. There is no arrangement or understanding between Ms. Stewart and any other person, other than the Company, pursuant to which she was appointed as a director. Ms. Stewart has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Stewart will participate in the Company’s standard non-employee director compensation program. Upon commencement of her duties, Ms. Stewart will be entitled to receive an annual cash retainer of $75,000 and an annual equity retainer with a value of $125,000. The annual equity retainer will be issued in the form of restricted stock units, prorated in the first year for time in role.

Ms. Stewart is the current President, West Zone Operations, North America Operating Unit of The Coca-Cola Company, having served in that role since 2021. Ms. Stewart has been with The Coca-Cola Company for over twenty years, having held leadership positions across finance, revenue growth management, sales, operations and general management, including most recently as Senior Vice President of National Retail Sales from 2018 to 2020 and as Vice President, National Retail Sales – Publix from 2015 to 2018. Ms. Stewart received a B.B.A. from Georgia State University and an M.B.A. from Oglethorpe University.

A copy of the press release announcing the matters set forth in this Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1.

Director Compensation Program

On December 8, 2021, the compensation committee of the Board approved an amendment to the director compensation program (the “Program”) to provide for an annual cash retainer of $90,000 for the chairman of the Board. As was previously disclosed on the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, for fiscal years 2020 and 2021, Roger Deromedi and Jason Giordano agreed to waive their director compensation with respect to their service as non-employee directors. Consistent with prior disclosure, commencing in fiscal year 2022, each of Roger Deromedi and Jason Giordano will receive cash and equity compensation under the Program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release (dated December 9, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: December 9, 2021
By: /s/ Ajay Kataria

Name: Ajay Kataria
Title: Executive Vice President, Chief Financial Officer